EXHIBIT 31.2

I, Michael Shaffer, certify that:

1.           I have reviewed this Quarterly Report on Form 10-Q/A of PVH Corp.; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:  February 10, 2012

/s/ Michael Shaffer
Michael Shaffer Executive Vice President and Chief Financial Officer